Exhibit 10.2

July 30, 2012
Ascension Health
4600 Edmundson Road
St. Louis, Missouri 63134

Attention:	Robert Smith
JulieAnn Broyles

Re: Notice Period for non-Renewal
Dear Bob and Julie:
Thank you for your continued effort and diligence regarding the completion of our renewal.
Paragraph 27.04 of the amended and restated Master Services Agreement by and between Ascension Health and Accretive Health dated December 13, 2007 (“MSA”) requires a party to provide 180 days notice prior to the end of the Master Term (as defined in the MSA), if such party does not intend to renew the MSA. This letter confirms Accretive Health's agreement that Ascension Health may provide notice of its election not to renew the MSA to Accretive Health at any time on or before August 6, 2012, notwithstanding the 180 days requirement in paragraph 27.04.
Accordingly, if Ascension Health provides such notice, Accretive Health agrees that the MSA shall expire at the end of the Master Term, which is December 31, 2012. Accretive Health further agrees that this letter does not limit or affect any rights that Ascension Health may have under the MSA.
Please let me know if you need anything further on this issue.
Best regards,
/s/ Greg Kazarian
Greg Kazarian
Accretive Health, Inc.
Senior Vice President
401 N Michigan Ave
Suite 2700
Chicago, IL 60611
312.324.7820